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Exhibit 99.5(e) to Form 18-K

Consent of Auditor-General

CONSENT OF AUDITOR-GENERAL

        I hereby consent to the use of my name under the heading "Experts and Public Official Statements and Documents" in connection with the information specified with respect to my name under such heading and to the use of my report issued by me in my capacity as Auditor-General dated September 2, 2002 in the annual report on Form 18K filed by the Treasury Corporation of Victoria and the Government of Victoria (collectively, the "Registrants") with the United States Securities and Exchange Commission ("SEC") and to the incorporation by reference of that report into the Registrants registration statement under Schedule B filed with the SEC.

By:	/s/ J. W. CAMERON J. W. CAMERON Auditor-General

MELBOURNE
Date: April 3, 2003

Victorian Auditor-General's Office  Level 34, 140 William Street, Melbourne Victoria 3000
Telephone (03) 8601 7000 Facsimile (03) 8601 7010 Email comments@audit.vic.gov.au  Website www.audit.vic.gov.au

Auditing in the Public Interest

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Consent of Auditor-General
CONSENT OF AUDITOR-GENERAL